HAWKINS ACCOUNTING
CERTIFIED PUBLIC ACCOUNTANT                     341 MAIN STREET SALINAS CA 93901
                                               (831) 758-1694 FAX (831) 758-1699


                                        June 14, 1999

                 CONSENT OF INDEPENDENT AUDITOR

As the independent auditor for Home.Web, Incorporate, I hereby consent to the incorporation by reference in this Form 10SB Statement of my report, relating to the financial statements and financial statement schedules of Home.Web, Incorporated for the period for March 31, 1999 and 1998.

                              /s/ Hawkins Accounting

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